EXHIBIT 99.1

Crexendo Delivers Strong Second Quarter Results

PHOENIX, AZ / ACCESSWIRE / August 6, 2024 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the second quarter ended June 30, 2024.

Financial highlights:

•	Revenue of $14.7 million, up 16% year-over-year
•	Net income of $0.6 million, up 220% year-over-year
•	Non-GAAP net income of $2.1 million, up 91% year-over-year
•	EPS of $0.02 per basic and diluted common share, up 200% year-over-year
•	Non-GAAP EPS of $0.08 per basic and $0.07 per diluted common share, up 100% and 75%, respectively year-over year.

Financial Results for the Second quarter of 2024

Total Revenue: Consolidated total revenue for the second quarter of 2024 increased 16%, or $2.0 million, to $14.7 million compared to $12.7 million for the second quarter of 2023.

Service Revenue: Consolidated service revenue for the second quarter of 2024 increased 10%, or $0.8 million, to $8.1 million compared to $7.3 million for the second quarter of 2023.

Software Solutions Revenue: Consolidated software solutions revenue for the second quarter of 2024 increased 35%, or $1.4 million, to $5.3 million compared to $3.9 million for the second quarter of 2023.

Product Revenue: Consolidated product revenue for the second quarter of 2024 decreased 10%, or $(0.1) million, to $1.3 million compared to $1.4 million for the second quarter of 2023.

Operating Expenses: Consolidated operating expenses for the second quarter of 2024 increased 7%, or $0.9 million, to $14.1 million compared to $13.2 million for the second quarter of 2023.

Net Income/(Loss): The Company reported net income of $0.6 million for the second quarter of 2024, or $0.02 per basic and diluted common share, compared to net loss of $(0.5) million, or $(0.02) loss per basic and diluted common share for the second quarter of 2023.

Non-GAAP: Non-GAAP net income of $2.1 million for the second quarter of 2024, or $0.08 per basic common share and $0.07 per diluted common share, compared to non-GAAP net income of $1.1 million or $0.04 per basic and diluted common share for the second quarter of 2023.

EBITDA and Adjusted EBITDA: EBITDA for the second quarter of 2024 of $1.4 million compared to $0.4 million for the second quarter of 2023. Adjusted EBITDA for the second quarter of 2024 of $2.2 million compared to $1.2 million for the second quarter of 2023.

Financial Results for the six months ended June 30, 2024

Total Revenue: Consolidated total revenue for the six months ended June 30, 2024 increased 15%, or $3.8 million, to $29.0 million compared to $25.2 million for the six months ended June 30, 2023.

Service Revenue: Consolidated service revenue for the six months ended June 30, 2024 increased 10%, or $1.4 million, to $15.9 million compared to $14.5 million for the six months ended June 30, 2023.

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Software Solutions Revenue:

Consolidated software solutions revenue for the six months ended June 30, 2024 increased 30%, or $2.5 million, to $10.5 million compared to $8.0 million for the six months ended June 30, 2023.

Product Revenue: Consolidated product revenue for the six months ended June 30, 2024 decreased 3%, or $(0.1) million, to $2.6 million compared to $2.7 million for the six months ended June 30, 2023.

Operating Expenses: Consolidated operating expenses for the six months ended June 30, 2024 increased 2%, or $0.7 million, to $27.9 million compared to $27.2 million for the six months ended June 30, 2023.

Net Income/(Loss): The Company reported net income of $1.0 million for the six months ended June 30, 2024, or $0.04 per basic and $0.03 per diluted common share, compared to net loss of $(2.1) million, or $(0.08) loss per basic and diluted common share for the six months ended June 30, 2023.

Non-GAAP: Non-GAAP net income of $4.0 million for the six months ended June 30, 2024, or $0.15 per basic common share and $0.14 per diluted common share, compared to non-GAAP net income of $1.7 million or $0.07 per basic and $0.06 per diluted common share for the six months ended June 30, 2023.

EBITDA and Adjusted EBITDA: EBITDA for the six months ended June 30, 2024 of $2.7 million compared to ($0.3) million for the six months ended June 30, 2023. Adjusted EBITDA for the six months ended June 30, 2024 of $4.2 million compared to $2.0 million for the six months ended June 30, 2023.

Cash and Cash Equivalents: Total cash and cash equivalents at June 30, 2024 was $13.6 million compared to $10.3 million at December 31, 2023.

Cash Flow: Cash provided by operating activities for the six months ended June 30, 2024 was $2.5 million compared to cash used for operating activities of $(0.7) million for the six months ended June 30, 2023. Cash used for investing activities for the six months ended June 30, 2024 was nill compared to $(0.1) million used for the six months ended June 30, 2023. Cash provided by financing activities for the six months ended June 30, 2024 was $0.8 million compared to cash used for financing activities of $(0.5) million for the six months ended June 30, 2023.

Management Commentary

“Today Crexendo reported very strong financial results for the second quarter of 2024 which exceeded our analyst expectations. These results reflect our ongoing commitment to delivering exceptional cloud communication software and services organic growth. Consolidated revenue grew 16% compared to the second quarter of the prior year. Our software division contributed an impressive 35% growth, highlighting the market's recognition of our robust and scalable software platforms. Our performance demonstrates the strength of our business model, the dedication of our team, and the increasing demand for our comprehensive suite of products and services.” Said Jeff Korn CEO and Chairman.

Korn continued “Our net income of $0.6 million represents a remarkable turnaround from the prior year's net loss of $(0.5) million, underscoring the effectiveness of our cost management strategies and operational efficiencies we put in place during the second half of last year. Additionally, we saw substantial improvements in all three of our Non-GAAP financial measures. Non-GAAP net income increased 91% to $2.1 million, EBITDA increased 270% to $1.4 million, and adjusted EBITDA increased 78% to $2.2 million compared to the same period of the prior year. During the first six months of the year, we generated $2.5 million in cash from operating activities and our cash and cash equivalents balance increased to $13.6 million from $10.3 million at December 31, 2023. The increase in our cash balance provides us with the flexibility to invest and further strengthens our market position. As we look ahead, we are confident in our ability to continue driving organic growth and profitability. Our focus will remain on enhancing our software products and services, expanding our market reach, and delivering superior customer experiences.”

Conference Call

Crexendo management will hold a conference call today, August 6, 2024, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 595520

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Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 595520 and the Crexendo earnings call. A replay of the call will be available until August 13, 2024 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 50906.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include Crexendo (i) having very strong financial results for the second quarter of 2024 which exceeded our analyst expectations; (ii) These results reflect our ongoing commitment to delivering exceptional cloud communication software and services organic growth; (iii) Our performance demonstrates the strength of our business model, the dedication of our team, and the increasing demand for our comprehensive suite of products and services; (iv) underscoring the effectiveness of our cost management strategies and operational efficiencies we put in place during the second half of last year; (v) we saw substantial improvements in all three of our Non-GAAP financial measures; (vi) The increase in our cash balance provides us with the flexibility to invest and further strengthens our market position; (vii) we are confident in our ability to continue driving organic growth and profitability; and (viii) Our focus will remain on enhancing our software products and services, expanding our market reach, and delivering superior customer experiences.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2023, and 2024 Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$13,611	$10,347
Trade receivables, net of allowance of $86 and $116, respectively	3,992	3,476
Inventories	554	382
Equipment financing receivables, net of allowance of $62 and $56, respectively	937	856
Contract costs	1,634	1,345
Prepaid expenses	1,042	508
Income tax receivable	79	-
Other current assets	36	35
Total current assets	21,885	16,949

Contract assets, net of allowance of $100 and $85, respectively	348	342
Long-term equipment financing receivables, net of allowance of $132 and $115, respectively	1,985	1,768
Property and equipment, net	512	670
Operating lease right-of-use assets	714	1,009
Intangible assets, net	22,038	23,556
Goodwill	9,454	9,454
Contract costs, net of current portion	2,558	2,273
Other long-term assets	145	139
Total Assets	$59,639	$56,160

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$908	$769
Accrued expenses	5,916	5,951
Finance leases	57	75
Notes payable	467	457
Operating lease liabilities	366	566
Income tax payable	-	53
Contract liabilities	2,727	2,390
Total current liabilities	10,441	10,261

Contract liabilities, net of current portion	278	198
Finance leases, net of current portion	4	23
Notes payable, net of current portion	356	592
Operating lease liabilities, net of current portion	372	473
Total liabilities	11,451	11,547

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 26,712,685 shares issued and outstanding as of June 30, 2024 and 26,130,218 shares issued
and outstanding as of December 31, 2023	27	26
Additional paid-in capital	135,440	132,888
Accumulated deficit	(87,445)	(88,467)
Accumulated other comprehensive income	166	166
Total stockholders' equity	48,188	44,613

Total Liabilities and Stockholders' Equity	$59,639	$56,160

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Service revenue	$8,067	$7,308	$15,912	$14,466
Software solutions revenue	5,325	3,930	10,471	8,038
Product revenue	1,293	1,432	2,588	2,657
Total revenue	14,685	12,670	28,971	25,161

Operating expenses:
Cost of service revenue	3,246	3,095	6,355	6,139
Cost of software solutions revenue	1,445	1,293	2,837	2,478
Cost of product revenue	696	881	1,426	1,720
Selling and marketing	3,958	3,613	7,985	7,422
General and administrative	3,432	3,167	6,728	7,164
Research and development	1,328	1,138	2,577	2,329
Total operating expenses	14,105	13,187	27,908	27,252

Gain/(loss) from operations	580	(517)	1,063	(2,091)

Other income/(expense):
Interest expense	(11)	(33)	(24)	(75)
Other income/(expense), net	46	29	37	87
Total other income/(expense), net	35	(4)	13	12

Income/(loss) before income tax	615	(521)	1,076	(2,079)

Income tax benefit/(provision)	(27)	(24)	(54)	(48)

Net income/(loss)	$588	$(545)	$1,022	$(2,127)

Earnings per common share:
Basic	$0.02	$(0.02)	$0.04	$(0.08)
Diluted	$0.02	$(0.02)	$0.03	$(0.08)

Weighted-average common shares outstanding:
Basic	26,664,220	25,972,628	26,489,562	25,853,998
Diluted	29,510,903	25,972,628	29,810,838	25,853,998

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,022	$(2,127)
Adjustments to reconcile net loss to net cash provided by/(used for) operating activities:
Depreciation and amortization	1,676	1,808
Allowance for credit losses	8	22
Share-based compensation	1,512	2,269
Non-cash operating lease amortization	(6)	(2)
Changes in assets and liabilities:	-
Trade receivables	(486)	(265)
Contract assets	(21)	28
Equipment financing receivables	(321)	(528)
Inventories	(172)	(14)
Contract costs	(574)	(600)
Prepaid expenses	(534)	(582)
Income tax receivable	(79)	-
Other assets	(7)	165
Accounts payable and accrued expenses	104	(631)
Income tax payable	(53)	(36)
Contract liabilities	417	(180)
Net cash provided by/(used for) operating activities	2,486	(673)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	-	(92)
Net cash used for investing activities	-	(92)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on line of credit, net	-	(82)
Repayments made on finance leases	(37)	(57)
Proceeds from notes payable	-	278
Repayments made on notes payable	(226)	(271)
Proceeds from exercise of options	1,133	40
Dividend payments	-	(130)
Taxes paid on the net settlement of stock options and RSUs	(92)	(264)
Net cash provided by/(used for) financing activities	778	(486)
Effect of exchange rate changes on cash	-	(24)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	3,264	(1,275)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	10,347	5,475
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$13,611	$4,200
Cash used during the year for:
Income taxes, net	$(186)	$(82)
Interest expense	$(24)	$(75)
Supplemental disclosure of non-cash investing and financing information:
Transfer of property and equipment, net to property and equipment, held for sale	$-	$2,333

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Cloud telecommunications services	$9,360	$8,740	$18,500	$17,123
Software solutions	5,325	3,930	10,471	8,038
Consolidated revenue	14,685	12,670	28,971	25,161

Operating income/(loss) from operations
Cloud telecommunications services	120	(207)	198	(1,386)
Software solutions	460	(310)	865	(705)
Total operating income/(loss)	580	(517)	1,063	(2,091)
Other income/(expense), net:
Cloud telecommunications services	45	(26)	40	(65)
Software solutions	(10)	22	(27)	77
Total other income/(expense), net	35	(4)	13	12
Income/(loss) before income tax provision:
Cloud telecommunications services	165	(233)	238	(1,451)
Software solutions	450	(288)	838	(628)
Income/(loss) before income tax provision	$615	$(521)	$1,076	$(2,079)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income, EBITDA, and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 6, 2024 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
U.S. GAAP net income/(loss)	$588	$(545)	$1,022	$(2,127)
Share-based compensation	784	855	1,512	2,269
Acquisition related expenses	-	-	-	1
Amortization of intangible assets	758	792	1,518	1,585
Non-GAAP net income	$2,130	$1,102	$4,052	$1,728

Non-GAAP earnings per common share:
Basic	$0.08	$0.04	$0.15	$0.07
Diluted	$0.07	$0.04	$0.14	$0.06

Weighted-average common shares outstanding:
Basic	26,664,220	25,972,628	26,489,562	25,853,998
Diluted	29,510,903	27,401,597	29,810,838	27,467,234

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
U.S. GAAP net income/(loss)	$588	$(545)	$1,022	$(2,127)
Depreciation and amortization	836	900	1,676	1,808
Interest expense	11	33	24	75
Interest and other expense/(income)	(46)	(29)	(37)	(87)
Income tax provision/(benefit)	27	24	54	48
EBITDA	1,416	383	2,739	(283)
Acquisition related expenses	-	-	-	1
Share-based compensation	784	855	1,512	2,269
Adjusted EBITDA	$2,200	$1,238	$4,251	$1,987

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